Exhibit 99.2

Dec 19, 2008 18:32 ET

Channell Announces Intent to Further Reduce Costs Through Accelerated SEC Deregistration and Nasdaq Delisting

TEMECULA, CA—(Marketwire - December 19, 2008) - Channell Commercial Corporation (NASDAQ: CHNL), a designer and manufacturer of telecommunications equipment supplied to operators of communications networks worldwide and water harvesting solutions distributed in markets throughout Australia and North America, today announced that it intends to file a Form 25 with the Securities and Exchange Commission to deregister its common stock under the Securities Exchange Act of 1934. The Company has notified the Nasdaq of its intent to deregister. The Form 25 application to deregister will be effective 10 calendar days after it is filed, at which time the duty to file Securities Exchange Act reports with the Securities and Exchange Commission will be suspended. In connection with the deregistration, the Company’s common stock will cease to be traded on the Nasdaq. Accordingly, the Company expects its shares to cease trading on the Nasdaq Global Market on or about January 8, 2009. Thereafter, the Company believes that its common stock will be eligible to trade on the Pink Sheets. For more information about the Pink Sheets, see its website, www.pinksheets.com.

The decision to deregister and delist was driven principally by the ongoing efforts of the Company to reduce direct costs while improving overall efficiencies through eliminating administrative burdens. The Company concluded that the costs and burdens outweigh the benefits of maintaining a Securities and Exchange Commission registration and a Nasdaq Global Market listing. Those costs and burdens rose substantially in recent years, in part as a result of the ongoing implementation of provisions of the Sarbanes-Oxley Act of 2002, and are projected to continue to rise. Moreover, the company remains deficient on both the market value of publically held shares (MVPS) and minimum bid price requirements for continued listing on the Nasdaq Global Market, which the Company concluded were highly unlikely to be cured by the date necessary to avoid eventual delisting. Consequently, the Company has elected to voluntarily deregister and delist in order to accelerate the anticipated cost savings and related benefits.

About Channell

Channell Commercial Corporation is a designer and manufacturer of telecommunications equipment supplied to communications network operators worldwide and water harvesting solutions distributed in markets throughout Australia. Major product lines include a complete line of thermoplastic and metal fabricated enclosures, advanced copper termination and connectorization products, fiber-optic cable management systems and polyethylene water storage tanks. Channell’s headquarters and U.S. manufacturing facilities are in Temecula, California. International operations include facilities in Toronto (Canada), London (U.K.) and various locations throughout Australia. Channell’s website is www.channell.com.

Forward-Looking Statements

This news release contains statements that are not historical in nature and that may be characterized as “forward-looking statements” within the meaning of the securities laws. Examples of forward-looking statements would include statements about the expected future revenues, expenses and other financial results, and any other statements that are not historical facts. These statements are based on management’s current expectation and are subject to a number of uncertainties and risks. Actual results may differ materially. Important factors that could cause actual results to differ materially from the Company’s estimates or projections contained in the forward-looking statements include, but are not limited to: (1) obsolescence of Company products resulting from technological change, (2) ability to anticipate changes in technology and industry standards in order to successfully develop and introduce new products, (3) dependence on a few customers for a large percentage of sales, (4) dependence on the telecommunications industry to represent a substantial portion of the Company’s total sales, (5) customer demand, (6) material costs and the availability of complementary products, (7) energy costs, (8) integration of acquired businesses, (9) delays in product development, (10) operating leverage, (11) seasonality and fluctuations in operating results and (12) worldwide economic conditions. Such uncertainties are discussed further in the Company’s filings with the Securities and Exchange Commission, which you are encouraged to review in connection with this release.

CONTACT:
At the Company:
Michael Perica
Treasurer
951-719-2600
Email Contact